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                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date Of Report (Date Of Earliest Event Reported): June 21, 2000

                   Enstar Income/Growth Program Six-A, L.P.
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            (Exact Name Of Registrant As Specified In Its Charter)

                                    Georgia
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                (State or other jurisdiction of incorporation)


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
                     0-17687                                                  58-1755230
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                (Commission File Number)                         (I.R.S. Employer Identification No.)
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
         12444 Powerscourt Drive, Ste. 100, St. Louis, Missouri                  63131
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       (Address of principal executive offices)                                (Zip Code)
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      Registrant's telephone number, including area code: (314) 965-0555



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        (Former name or former address, if changed since last report.)




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Item 5.                 Other Events.

      On June 21, 2000, Enstar Income/Growth Program Six-A, L.P. ("Enstar Six-A"), together with its affiliates Enstar Income Program IV-3, L.P., Enstar Income Program 1984-1, L.P., Enstar VII, Enstar VIII and Enstar X, Ltd., as sellers, entered into a purchase and sale agreement with Multimedia Acquisition Corp. (an affiliate of Gans Multimedia Partnership), as purchaser. The purchase and sale agreement provides for the purchaser to acquire the assets comprising Enstar Six-A's cable systems serving Dyer, Tennessee, as well as assets of the other sellers.

      The aggregate purchase price payable to the sellers pursuant to the purchase agreement is $27,621,500 in cash (subject to normal closing adjustments). Of that amount, $3,972,157 (subject to closing adjustments) is payable to Enstar Six-A. The purchase price for Enstar Six-A is approximately $1,692 per customer, based on approximately 2,348 customers at March 31, 2000. The allocation of the purchase price among each of the sellers was assigned by the purchaser for each of the systems.

      Concurrently with the execution of the purchase agreement, the purchaser deposited $1,800,000 into a deposit escrow fund to be applied toward the purchase price at the closing. At closing, $1,800,000 will be withheld from the purchase price and will be held in escrow for a period of six months, to secure the sellers' respective indemnification obligations under the purchase agreement. Following the six-month escrow period, any funds remaining that are not subject to pending claims will be disbursed to the sellers on a pro rata basis.

      The purchaser's obligation to acquire the cable systems is subject to numerous closing conditions, including without limitation: (a) receipt of the necessary governmental consents to transfer franchises covering an aggregate of 90% of the subscribers of all of the sellers; (b) receipt of certain other material consents and approvals required for the consummation of the sale; (c) receipt of the necessary approvals of the limited partners of each seller; and
(d) other standard closing conditions. With respect to clause (c) above, completion of the transaction is contingent on the limited partners of all six selling partnerships voting to approve the sale.

      Pursuant to the purchase agreement, in the event that requisite consents to the transfer of franchises covering fewer than 10% of the subscribers have not been obtained by closing, the agreement provides that those franchises (and the related assets) will be retained by the applicable seller until the necessary consent is obtained, up to a maximum period of one year. In such event, at closing, the purchaser will withhold 20% of the amount of the purchase price allocated to any such withheld franchise and assets and will pay that amount to the applicable seller upon transfer of the franchise and assets. If the necessary consent or approval is not obtained within one year from closing, the franchise and related assets will nonetheless be transferred to the purchaser, but the purchaser will not be required to pay the 20% of the purchase price withheld pursuant to the agreement.

      Subsequent to the closing, Enstar Six-A's corporate general partner intends to make one or more distributions to the partners of the net proceeds from the sale, after payment of all then existing obligations of the partnership, in accordance with the partnership agreement. Any additional funds distributed to Enstar Six-A at the expiration of the escrow period will be distributed at such time.

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      With respect to the remaining assets of Enstar Six-A, namely the cable systems serving Flora, Illinois, the corporate general partner is presently soliciting bids from interested potential buyers. There can be no assurance, however, that a bid will be accepted, or, if accepted, that Enstar Six-A's corporate general partner and any proposed buyer will enter into a definitive sale agreement in a timely manner, or at all.



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Item 7.         Financial Statements, Pro Forma Financial Information and
                Exhibits.



         (c)    Exhibits.

                10.1 Asset Purchase Agreement, dated June 21, 2000, by and among Multimedia Acquisition Corp., as Buyer, and Enstar Income Program 1984-1, L.P., Enstar Income Program IV-3, L.P., Enstar Income/Growth Program Six-A, L.P., Enstar VII, Enstar VIII and Enstar X, Ltd., as Sellers.
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Certain statements made herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are indicated by words such as "intends," "believes," "will" and similar words or phrases. Such statements are based on current expectations and are subject to risks, uncertainties and assumptions. Should one of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual events may vary materially from those believed, anticipated, estimated or projected. Factors that could cause actual events to differ materially from those in our forward-looking statements include a failure to enter into or consummate definitive sale agreements for the partnership's assets due to regulatory obstacles, lack of required consents, a downturn in the cable industry, insufficient bids or other factors, some of which may be beyond our control.


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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


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
                                            Enstar Income/Growth Program Six-A, L.P.
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                                                        (Registrant)


Date:       June 29, 2000                   By:   /s/ Ralph G. Kelly
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                                               Ralph G. Kelly
                                               Senior Vice President - Treasurer
                                               Enstar Communications Corporation
                                               General Partner


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                                 Exhibit Index



10.1 Asset Purchase Agreement dated June 21, 2000, by and among Multimedia Acquisition Corp., as Buyer, and Enstar Income Program 1984-1, L.P., Enstar Income Program IV-3, L.P., Enstar Income/Growth Program Six-A, L.P., Enstar VII, Enstar VIII and Enstar X, Ltd., as Sellers (incorporated by reference to the Current Report on Form 8-K of Enstar Income Program 1984-1, L.P., filed with the Commission on or about June 29, 2000).


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